Exhibit 99.1

Surmodics Reports Third Quarter Fiscal 2020 Results

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--August 5, 2020--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2020 third quarter ended June 30, 2020.

Summary of Third Quarter and Recent Highlights

  Revenue of $26.9 million, an increase of 10% year-over-year
  GAAP EPS of $0.18, non-GAAP EPS of $0.21
  CE Mark received for SurVeil™ drug coated balloon (DCB)
  FDA clearance received for Sublime™ radial-access 0.014” PTA balloon catheter
  Initiated first-in-human clinical trial for Sundance™ below-the-knee DCB

“We achieved several critical milestones in the third quarter that are important to our long-term growth, highlighted by the attainment of the CE Mark for our SurVeil drug coated balloon,” said Gary Maharaj, President and CEO of Surmodics, Inc. “Despite the impact of the COVID-19 pandemic, I am grateful for the remarkable resilience and tenacity demonstrated by our team as they continue to make excellent progress on our stated strategic objectives.”

Third Quarter Fiscal 2020 Financial Results

Total revenue for the third quarter of fiscal 2020 was $26.9 million, as compared with $24.3 million in the prior-year period. Medical Device revenue was $20.5 million in the third quarter of fiscal 2020, as compared with $18.9 million in the year-ago period, an increase of 8%, and includes $7.6 million from our SurVeil DCB agreement with Abbott, of which $6.7 million was recognized from the $10.8 million milestone associated with the recently attained CE Mark. This compares to $2.0 million in revenue recognized in the prior‐year quarter. Third quarter fiscal 2020 Medical Device revenue was significantly impacted by reductions in procedures as a result of the COVID-19 pandemic, as well as by the previously communicated expiration of the Company’s fourth generation hydrophilic coating patents. In Vitro Diagnostics revenue was $6.4 million for the third quarter of fiscal 2020, as compared with $5.4 million in the same prior-year quarter, an increase of 18%.

Diluted GAAP earnings per share in the third quarter of fiscal 2020 was $0.18, as compared with $0.11 in the year-ago period. On a non-GAAP basis, earnings per share in the third quarter of fiscal 2020 was $0.21, as compared with $0.15 in the same prior-year quarter.

As of June 30, 2020, Surmodics reported cash and short-term investments totaling $60.6 million and no debt. Surmodics generated $11.4 million of cash from operating activities in the third quarter of fiscal 2020. Capital expenditures totaled $0.3 million for the third quarter of fiscal 2020.

Fiscal 2020 Guidance

Due to the continued uncertainty surrounding the duration and magnitude of the COVID-19 pandemic, the Company will not provide financial guidance at this time.

Conference Call Today at 4 p.m. CT (5 p.m. ET)

Surmodics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss third quarter results. To access the webcast, go to the investor relations portion of the Company’s website at https://surmodics.gcs-web.com and click on the webcast icon. The webcast will be archived on the Company’s website for 90 days. A replay of the third quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 8319907. The audio replay will be available beginning at 7 p.m. CT on Wednesday, August 5, 2020, until 7 p.m. CT on Wednesday, August 12, 2020.

About Surmodics, Inc.

Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) immunoassay tests and microarrays. Surmodics is pursuing highly differentiated medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities. The Company mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the Securities and Exchange Commission (“SEC”).

Safe Harbor for Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements regarding the Company’s strategic objectives, expectations regarding clinical studies, target dates for regulatory clearances, plans for clinical evaluations, plans to deliver growth and profitability over time, statements about future customer demand and revenues, statements about our future financial needs and access to capital, and statements about product development strategies, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) our ability to successfully develop and commercialize our SurVeilTM DCB (including realization of the full potential benefits of our agreement with Abbott), AvessTM DCB, SundanceTM DCB, and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market, and sell products incorporating our technologies; (3) possible adverse market conditions and possible adverse impacts on our cash flows; (4) the impacts, duration, and severity of the global COVID-19 pandemic and the effects of responses to it on healthcare systems, the general economy, our business partners, and our operations; and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating income, non-GAAP operating income percentage, non-GAAP income before income taxes, non-GAAP net income, and non-GAAP diluted earnings per share, and the non-GAAP effective income tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenue:
Product sales	$11,987	$9,870	$33,731	$29,508
Royalties and license fees	12,398	11,624	30,767	31,652
Research, development and other	2,498	2,850	7,823	8,101
Total revenue	26,883	24,344	72,321	69,261
Operating costs and expenses:
Product costs	4,443	3,364	11,415	9,980
Research and development	13,324	13,321	37,401	38,362
Selling, general and administrative	7,416	5,939	21,092	16,764
Acquired intangible asset amortization	536	599	1,671	1,809
Contingent consideration expense (gain)	—	104	—	(248)
Total operating costs and expenses	25,719	23,327	71,579	66,667
Operating income	1,164	1,017	742	2,594
Other income (expense)	47	189	(118)	846
Income before income taxes	1,211	1,206	624	3,440
Income tax benefit	1,248	260	3,445	598
Net income	$2,459	$1,466	$4,069	$4,038

Basic net income per share	$0.18	$0.11	$0.30	$0.30

Diluted net income per share	$0.18	$0.11	$0.30	$0.29

Weighted average number of shares outstanding:
Basic	13,601	13,394	13,577	13,384
Diluted	13,786	13,726	13,775	13,776

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	September 30,
	2020	2019
Assets	(Unaudited)	(See note)
Current Assets:
Cash and cash equivalents	$36,386	$30,361
Available-for-sale securities	24,178	24,931
Accounts receivable, net	8,657	8,993
Contract assets - royalties and license fees	4,248	8,210
Inventories, net	5,872	4,501
Prepaids and other	8,461	4,424
Total Current Assets	87,802	81,420
Property and equipment, net	28,939	29,748
Deferred tax assets	5,585	6,176
Intangible assets, net	12,585	14,226
Goodwill	26,563	26,171
Other assets	5,024	2,124
Total Assets	$166,498	$159,865
Liabilities and Stockholders’ Equity
Current Liabilities:
Contingent consideration, current portion	—	3,200
Deferred revenue	5,229	5,553
Other current liabilities	10,398	11,456
Total Current Liabilities	15,627	20,209
Deferred revenue	12,423	11,628
Other long-term liabilities	7,865	5,512
Total Liabilities	35,915	37,349
Total Stockholders’ Equity	130,583	122,516
Total Liabilities and Stockholders’ Equity	$166,498	$159,865

Note: Derived from audited financial statements as of the date indicated.

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)
(Unaudited)

	Three Months Ended June 30,
	2020		2019
Revenue:		% of Total		% of Total	% Change
Medical Device	$20,514	76.3%	$18,945	77.8%	8.3%
In Vitro Diagnostics	6,369	23.7%	5,399	22.2%	18.0%
Total revenue	$26,883		$24,344		10.4%

	Nine Months Ended June 30,
	2020		2019
Revenue:		% of Total		% of Total	% Change
Medical Device	$54,222	75.0%	$53,504	77.2%	1.3%
In Vitro Diagnostics	18,099	25.0%	15,757	22.8%	14.9%
Total revenue	$72,321		$69,261		4.4%

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating income:
Medical Device	$532	$753	$(1,344)	$1,087
In Vitro Diagnostics	3,254	2,475	9,315	7,845
Total segment operating income	3,786	3,228	7,971	8,932
Corporate	(2,622)	(2,211)	(7,229)	(6,338)
Total operating income	$1,164	$1,017	$742	$2,594

Surmodics, Inc. and Subsidiaries
Reconciliation of GAAP Measures to Non-GAAP Amounts
Schedule of EBITDA, Adjusted EBITDA and Cash Flows from Operations
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
EBITDA and Adjusted EBITDA
Net income	$2,459	$1,466	$4,069	$4,038
Income tax benefit	(1,248)	(260)	(3,445)	(598)
Depreciation and amortization	1,790	1,887	5,390	5,462
Investment income, net	(124)	(269)	(584)	(850)
Interest expense	29	38	99	112
EBITDA	2,906	2,862	5,529	8,164

Adjustments:
Contingent consideration expense (gain) (1)	—	104	—	(248)
Foreign exchange gain (2)	—	—	—	(126)
Loss (gain) on strategic investments (4)	—	—	479	(7)
Claim settlement (7)	—	—	—	(650)
Adjusted EBITDA	$2,906	$2,966	$6,008	$7,133

Cash Flows from Operations
Net cash provided by (used in) operating activities	$11,439	$(543)	$12,696	$(4,482)

Surmodics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2020
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$26,883	$1,164	4.3%	$1,211	$2,459	$0.18	(103.1)%
Adjustments:
Amortization of acquired intangible assets (3)	—	536	2.0%	536	503	0.03
Non-GAAP	$26,883	$1,700	6.3%	$1,747	$2,962	$0.21	(69.5)%
	For the Three Months Ended June 30, 2019
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$24,344	$1,017	4.2%	$1,206	$1,466	$0.11	(21.6)%
Adjustments:
Contingent consideration expense (1)	—	104	0.4%	104	104	0.01
Amortization of acquired intangible assets (3)	—	599	2.5%	599	554	0.04
Non-GAAP	$24,344	$1,720	7.1%	$1,909	$2,124	$0.15	(11.3)%

Surmodics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation – Continued
(in thousands, except per share data)
(Unaudited)

	For the Nine Months Ended June 30, 2020
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$72,321	$742	1.0%	$624	$4,069	$0.30	(552.1)%
Adjustments:
Amortization of acquired intangible assets (3)	—	1,671	2.3%	1,671	1,559	0.11
Loss on strategic investment (4)	—	—	—	479	378	0.03
Tax impact of CARES Act (5)	—	—	—	—	(1,768)	(0.13)
Non-GAAP	$72,321	$2,413	3.3%	$2,774	$4,238	$0.31	(52.8)%
	For the Nine Months Ended June 30, 2019
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$69,261	$2,594	3.7%	$3,440	$4,038	$0.29	(17.4)%
Adjustments:
Contingent consideration gain (1)	—	(248)	(0.4)%	(248)	(248)	(0.02)
Foreign exchange gain (2)	—	—	—	(126)	(126)	(0.01)
Amortization of acquired intangible assets (3)	—	1,809	2.6%	1,809	1,675	0.12
Gain on strategic investment (4)	—	—	—	(7)	(7)	—
Claim settlement (7)	—	(650)	(0.9)%	(650)	(514)	(0.04)
Non-GAAP	$69,261	$3,505	5.1%	$4,218	$4,818	$0.35	(14.2)%

(1)

Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones. These amounts are not taxable or tax deductible.

(2)

Foreign exchange gains and losses are related to marking non-U.S. dollar contingent consideration to period-end or settlement date exchange rates. These gains and losses are not taxable or tax deductible.

(3)	Amortization of acquisition-related intangible assets and associated tax impact. A significant portion of the acquisition-related amortization is not tax deductible.
(4)

In fiscal 2020, represents the loss recognized on the impairment of a strategic investment for which an effective rate of 21% was used to estimate the income tax impact. In fiscal 2019, represents the gain recognized on the sale of a strategic investment which was not tax-effected as it was offset by previously recognized capital losses.

(5)	Represents the income tax benefit recognized from the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in March 2020.
(6)

Net income includes the effect of the above adjustments on the income tax benefit, taking into account deferred taxes and non-deductible items. In both fiscal 2020 and fiscal 2019, an effective rate of 21% was used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-effected as al3l tax benefits are offset by a full valuation allowance.

(7)	Represents a royalty-related customer claim accrued at $1.0 million in the second quarter of fiscal 2018, settled in the second quarter of fiscal 2019 for $0.4 million.

Contacts

Surmodics, Inc.
Tim Arens, 952-500-7000
ir@surmodics.com